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                                                                     Exhibit 5.1
                                                                     -----------

                                Hale and Dorr LLP
                                 60 State Street
                           Boston, Massachusetts 02109

                                                   June 16, 1997

Millennium Pharmaceuticals, Inc.
640 Memorial Drive
Cambridge, MA  02139

Ladies and Gentlemen:

     We have assisted in the preparation of a Registration Statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission relating to 2,000,000 shares of Common Stock, $.001 par value per share (the "Shares"), of Millennium Pharmaceuticals, Inc., a Delaware corporation (the "Company"), issuable under the Company's 1997 Equity Incentive Plan (the "Plan").

     We have examined the Amended and Restated Certificate of Incorporation and Restated By-Laws of the Company, the Registration Statement and originals, or copies certified to our satisfaction, of all pertinent records of the meetings of the directors and stockholders of the Company and such other documents relating to the Company as we have deemed material for the purposes of this opinion.

     In our examination of the foregoing documents, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, the authenticity of the originals of such latter documents and the legal capacity of all individual signatories.

     Based on the foregoing, we are of the opinion that the Shares have been duly authorized for issuance under the Plan and the Shares, when issued and paid for in accordance with the terms of the Plan, will be duly issued, fully paid and nonassessable.

     We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an Exhibit to the Registration Statement.


                                             Very truly yours,

                                             /s/ HALE AND DORR LLP

                                             HALE AND DORR LLP